Hawaiian Electric Exhibit 32.2

Hawaiian Electric Company, Inc.

Certification Pursuant to
18 U.S.C. Section 1350

In connection with the Quarterly Report of Hawaiian Electric Company, Inc. (Hawaiian Electric) on Form 10-Q for the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission (the Hawaiian Electric Report), each of Scott W. H. Seu and Tayne S. Y. Sekimura, Chief Executive Officer and Chief Financial Officer, respectively, of Hawaiian Electric, certify, pursuant to 18 U.S.C. Section 1350, that to the best of his or her knowledge:

(1)   The Hawaiian Electric Report complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)   The Hawaiian Electric information contained in the Hawaiian Electric Report fairly presents, in all material respects, the financial condition and results of operations of Hawaiian Electric and its subsidiaries as of, and for, the periods presented in this report.

Date: November 5, 2021

/s/ Scott W. H. Seu
Scott W. H. Seu
President and Chief Executive Officer

/s/ Tayne S. Y. Sekimura
Tayne S. Y. Sekimura
Senior Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement has been provided to Hawaiian Electric and will be retained by Hawaiian Electric and furnished to the Securities and Exchange Commission or its staff upon request.